EXHIBIT 1

                            JOINT REPORTING AGREEMENT

                     Joint Reporting Agreement dated as of February 6, 2002 among A.C. Israel Enterprises, Inc., a Delaware corporation, ACI Capital Co., Inc., a Delaware corporation, J Acquisition Corp., a Delaware corporation, J Holdings Corp., a Delaware corporation, Kevin S. Penn and Ezra S. Field.

                     WHEREAS, each of the parties hereto desires in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, to make a joint filing of Schedule 13D with respect to the beneficial ownership by the undersigned of common stock of Jenny Craig, Inc., a Delaware corporation (the "Company").

                     NOW, THEREFORE, the undersigned agree that the Schedule 13D dated February 6, 2002 with respect to the beneficial ownership by the undersigned of shares of common stock of the Company shall be deemed to be filed on behalf of each of the undersigned. This Joint Reporting Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

                     IN WITNESS WHEREOF, the undersigned have executed this Joint Reporting Agreement as of the date first set forth above.


                              A.C. ISRAEL ENTERPRISES, INC.

                              By: /s/ Jay M. Howard
                                  --------------------------------------------
                                  Name: Jay M. Howard
                                  Title: Vice President, Secretary,
                                         General Counsel



                              ACI CAPITAL CO., INC.

                              By: /s/ Kevin S. Penn
                                  --------------------------------------------
                                  Name: Kevin S. Penn
                                  Title: Managing Director

                              J HOLDINGS CORP.

                              By: /s/ Kevin S. Penn
                                  --------------------------------------------
                                  Name: Kevin S. Penn
                                  Title: President



                              J ACQUISITION CORP.

                              By: /s/ Kevin S. Penn
                                  --------------------------------------------
                                  Name: Kevin S. Penn
                                  Title: President



                                  /s/ Kevin S. Penn
                                  --------------------------------------------
                                  Kevin S. Penn



                                  /s/ Ezra S. Field
                                  --------------------------------------------
                                  Ezra S. Field






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